                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CLINTRIALS RESEARCH INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [CLINTRIALS RESEARCH LOGO]

                            CLINTRIALS RESEARCH INC.
                           20 BURTON HILLS BOULEVARD
                                   SUITE 500
                           NASHVILLE, TENNESSEE 37215

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of ClinTrials Research Inc.:

     The Annual Meeting of Stockholders of ClinTrials Research Inc., a Delaware corporation (the "Company"), will be held at SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee, at 9:00 a.m. Central Daylight Time, on Monday, May 11, 1998 for the following purposes:

          (1) To elect eight (8) directors, to hold office for the ensuing year or until their successors have been duly elected and qualified;

          (2) To approve the adoption of the Company's 1998 Nonqualified Stock Option Plan for Directors;

          (3) To approve an amendment to the Company's 1989 Stock Option Plan (the "1989 Stock Option Plan") increasing the number of shares available for grant by 600,000; and

          (4) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     The proxy statement and form of proxy accompanying this Notice are being mailed to stockholders on or about April 10, 1998. Only stockholders of record at the close of business on March 16, 1998 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors

                                            William C. O'Neil, Jr.
                                            Executive Chairman of the Board

April 10, 1998

                            CLINTRIALS RESEARCH INC.
                           20 BURTON HILLS BOULEVARD
                                   SUITE 500
                           NASHVILLE, TENNESSEE 37215
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement and enclosed Proxy are being furnished to stockholders of ClinTrials Research Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at 9:00 a.m. Central Daylight Time on Monday, May 11, 1998, at SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee and at any adjournments or postponements thereof. The cost of soliciting proxies in the accompanying form will be borne by the Company. The persons named as proxies were selected by the Board of Directors of the Company and are executive officers of the Company.

     This Proxy Statement and enclosed Proxy were initially mailed or delivered to stockholders on or about April 10, 1998. The Company's Annual Report, including financial statements for the fiscal year ended December 31, 1997, is being concurrently mailed or delivered with this Proxy Statement to stockholders entitled to vote at the Annual Meeting. The Annual Report is not to be regarded as proxy soliciting material.

     The Company has fixed the close of business on March 16, 1998 as the record date for determining the holders of its common stock, $.01 par value (the "Common Stock") who will be entitled to notice of and to vote at the meeting. On that date, the Company had issued and outstanding 18,184,916 shares of Common Stock which are the only outstanding shares of capital stock of the Company. Holders of the Company's Common Stock are entitled to one vote for each share owned of record. A majority of shares entitled to vote constitutes a quorum. A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

     If properly executed and returned in time for the Annual Meeting, the enclosed Proxy will be voted in accordance with the choices specified thereon. Where a signed Proxy is returned, but no choice is specified, the shares will be voted "for" the election of each director nominee, "for" the approval of the adoption of the 1998 Director Option Plan, "for" the amendment to the 1989 Stock Option Plan, and in the discretion of the proxies on such other matters as may properly come before the meeting. Any stockholder who executes and returns a Proxy may revoke it in writing at any time before it is voted at the Annual Meeting by executing and delivering a later-dated proxy, or by appearing at the meeting and voting in person. Abstentions and broker non-votes will not be counted as affirmative votes on matters to be voted upon, but will be counted for purposes of determining the presence or absence of a quorum. They have no legal effect on the election of directors, which are elected by a plurality of votes. On the approval of the adoption of the 1998 Director Option Plan and the amendment to the 1989 Stock Option Plan and other matters requiring a majority vote for approval, abstentions have the effect of negative votes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company is authorized to issue 50,000,000 shares of Common Stock. As of March 16, 1998, there were 18,184,916 shares issued and outstanding.

     The following table sets forth as of December 31, 1997, information with respect to the beneficial ownership of the Company's outstanding Common Stock by
(i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse.

                                                                      SHARES
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
NAME AND ADDRESS                                                NUMBER      PERCENT
----------------                                              ----------    --------
Richard J. Eskind**.........................................  1,709,632        9.4%
  104 Lynnwood Blvd.
  Nashville, TN
Herbert J. Schulman, M.D....................................  1,330,745        7.3
  109 Westhampton Place
  Nashville, TN
Irwin B. Eskind, M.D.**.....................................  1,328,064        7.3
  541 Jackson Blvd.
  Nashville, TN
Dimensional Fund Advisors Inc.(2)...........................  1,285,000        7.1
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
William C. O'Neil, Jr.(3)**.................................  1,239,467        6.7
  20 Burton Hills Blvd.
  Suite 500
  Nashville, TN
Thomas G. Cigarran(4)**.....................................    131,465          *
Edward G. Nelson(5)**.......................................     88,711          *
Albert J. Siemens(6)........................................     62,175          *
Paul J. Ottaviano(7)........................................     56,250          *
Barry B. Kanarek, M.D.(8)...................................     23,500          *
Roscoe R. Robinson, M.D.(9)**...............................     10,000          *
Michael F. Ankcorn(10)......................................      5,063          *
Jerry R. Mitchell, M.D., Ph.D. **...........................          0          *
William U. Parfet ***.......................................          0          *
All directors and executive officers as group (15
  persons)(11)..............................................  4,671,028       24.9

---------------

   * Less than 1%

  ** Director
 *** Director nominee
 (1) Based on 18,181,765 shares of Common Stock outstanding at December 31, 1997. Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's Common Stock which a beneficial owner has the right to acquire within 60 days of December 31, 1997 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing percentage ownership of any other person.
 (2) Share ownership data obtained solely from Schedule 13G filed in February 1998.
 (3) Includes 84,467 shares owned by Mr. O'Neil's wife. Mr. O'Neil disclaims beneficial ownership of these shares. Also includes 382,500 shares issuable upon the exercise of vested options.
 (4) Includes 500 shares owned by Mr. Cigarran's wife. Mr. Cigarran disclaims beneficial ownership of these shares. Also includes 10,000 shares issuable upon the exercise of vested options.
 (5) Includes 3,000 shares owned by Mr. Nelson's wife. Mr. Nelson disclaims beneficial ownership of such shares. Also includes 65,964 shares held by Nelson Capital Corp. and certain of its affiliates, beneficial ownership of which Mr. Nelson disclaims. Mr. Nelson is the principal stockholder and president of Nelson Capital Corp. Includes 10,000 shares issuable upon the exercise of vested options.
 (6) Includes 50,251 shares issuable upon the exercise of vested options. Dr. Siemens resigned from the Company effective January 31, 1998.
 (7) Includes 56,250 shares issuable upon the exercise of vested options.
 (8) Includes 1,000 shares owned jointly with spouse. Also includes 22,500 shares issuable upon the exercise of vested options. Dr. Kanarek resigned from the Company effective April 2, 1998.
 (9) Includes 10,000 shares issuable upon the exercise of vested options.
(10) Includes 5,063 shares issuable upon the exercise of vested options.
(11) Includes 562,765 shares issuable upon the exercise of vested options.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     All directors hold office until the next Annual Meeting of the Company's stockholders and until their successors are duly elected and qualified. The Company's executive officers are appointed annually by the Board of Directors and serve at the discretion of the Board.

     It is intended that proxies received in response to this solicitation will be voted in favor of the election of the nominees named herein to be directors of the Company until the next Annual Meeting and until their successors are elected and qualified, unless authority to vote is withheld.

     If any of the nominees should become unable to accept election or declines to serve, neither of which the Board anticipates, it is intended, in the absence of contrary direction, that the proxies will be voted for the balance of those named below and for substitute nominee(s) as the Board may designate, unless the Board has taken prior action to reduce its membership. The proxies will in no event be voted for a greater number of nominees than eight.

     During 1997, the Board of Directors held twelve meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the individual director served. There are two committees of the

Board of Directors which assist the Board in discharging its responsibilities. These committees, their members and functions are discussed below.

INFORMATION ABOUT NOMINEES FOR DIRECTORS

     William C. O'Neil, Jr., 63 years of age, founded the Company in September 1989 and has served as the Chairman of the Board since its organization. Mr. O'Neil served as President and Chief Executive Officer from 1989 until February 1, 1998. He served as President and Chief Executive Officer of International Clinical Laboratories, Inc., a clinical laboratory testing company, from 1977 until it was acquired in 1988 by SmithKline Beckman Corporation. From January 1989 to May 1989, he served as President and Chief Executive Officer of Biotherapeutics, Inc. (now known as Response Oncology, Inc.) a cancer services company. Mr. O'Neil serves as a director of each of ATRIX Laboratories, Inc., a drug delivery company; Sigma Aldrich Chemical Company, a manufacturer of research chemicals; American Healthcorp, Inc., a specialty healthcare service company; Advocat Inc., a long-term care company; and Central Parking Corporation, a parking services company.

     Jerry R. Mitchell, M.D., Ph.D., 56 years of age, joined the Company in February 1998 as its Chief Executive Officer and President. Prior to joining the Company, Dr. Mitchell was Section Chief at the National Heart, Lung and Blood Institute of the National Institutes of Health and subsequently was Director of the Center for Experimental Therapeutics and Professor of Medicine and Pharmacology at Baylor College of Medicine. In 1990, he became President of Upjohn Pharmaceutical Laboratories and in 1993 was promoted to Vice Chairman of the Board for The Upjohn Company. Dr. Mitchell left Upjohn in 1995 and co-founded MPI Research, a drug safety and pharmaceutical development company. Dr. Mitchell has served on a number of national science committees for the National Academy of Sciences, the Food and Drug Administration, and the Association of Professors of Medicine-Industry Roundtable. He received both his M.D. and Ph.D. degrees from Vanderbilt University.

     Thomas G. Cigarran, 56 years of age, has served as a director of the Company since February 1992. From September 1981 through August 1988, Mr. Cigarran served as President and Chief Operating Officer of American Healthcorp, Inc., a specialty health care company. In September 1988, Mr. Cigarran became the Chairman, President and Chief Executive Officer of American Healthcorp, Inc. Mr. Cigarran also serves as Chairman of AmSurg Corp, a practice based surgery center company and as a director of Corporate Family Solutions, Inc., a child care company.

     Irwin B. Eskind, M.D., 73 years of age, has been a director of the Company since February 1992. Dr. Eskind engaged in the private practice of internal medicine from 1954 until his retirement in January 1996. Dr. Eskind is the brother of Richard J. Eskind, also a director of the Company.

     Richard J. Eskind, 67 years of age, has served as a director of the Company since February 1992. Mr. Eskind has served since October 1986 as Vice
President -- Investments of A.G. Edwards & Sons, Inc., a broker-dealer firm. Mr. Eskind is the brother of Irwin B. Eskind, M.D., also a director of the Company.

     Edward G. Nelson, 66 years of age, has been a director of the Company since November 1990. Mr. Nelson formed Nelson Capital Corp., a merchant banking firm, in 1984, and has served as the President and Chairman of the Board of such firm since its organization. Mr. Nelson serves as a director of Berlitz International, Inc., a language services company; Central Parking Corporation, a parking services company; and Advocat Inc., a long-term care company.

     Roscoe R. Robinson, M.D., 67 years of age, has served as a director of the Company since December 1997. Dr. Robinson served as Vice Chancellor for Health Affairs for Vanderbilt University from 1981 until 1997 and has served as a professor of medicine at Vanderbilt University since 1981. Dr. Robinson has been a member of the Board of Directors of First American Corporation since 1992 and a Trustee of Duke University since 1994.

     William U. Parfet, 51 years of age, became a consultant to the Company in February 1998. Mr. Parfet was with The Upjohn Company from 1985 until 1993 where he held various positions, including Executive Vice President, President and Vice Chairman of the Board of Directors. From 1993 to 1996, Mr. Parfet served as President and Chief Executive Officer of Richard Allan Medical, a Michigan world wide manufacturer of surgical products. Mr. Parfet currently serves as Co-Chairman of MPI Research. Mr. Parfet also serves as a director of the Stryker Corporation, a specialty surgical and medical products company; CMS Energy, a public utilities company; Sybron International, a laboratory and dental products company; Pharmacia & Upjohn, Inc., a pharmaceutical company; Flint Ink, Inc., a printing and color imaging company; and as a Commissioner of the Michigan Department of Natural Resources.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are two committees of the Company's Board of Directors: the Compensation and Stock Option Committee and the Audit Committee. The Compensation and Stock Option Committee, which met once during 1997, is composed of Dr. Eskind, Mr. Nelson and Dr. Robinson and is responsible for the approval of remuneration arrangements for executive officers of the Company, the review of the Company's compensation plans and the general review of the Company's employee compensation policies. The Audit Committee, which met once during 1997, is composed of Mr. Cigarran and Mr. Richard Eskind, and is responsible for the engagement of independent auditors, the review of audit fees, the supervision of matters relating to audit functions, the review and setting of internal policies and procedures regarding audit, accounting and other financial controls and the review of related party transactions.

COMPENSATION OF DIRECTORS

     Non-employee directors owning less than 5% of the Company's outstanding Common Stock (Mr. Nelson, Mr. Cigarran and Dr. Robinson) are compensated $15,000 annually. Non-employee directors owning 5% or more of the company's outstanding Common Stock (Dr. Eskind and Mr. Eskind) receive no compensation. In addition, upon the adoption of the 1998 Director Option Plan, non-employee directors owning 2.5% or less of the Company's outstanding Common Stock will receive certain options. See Proposal 2: Adoption of 1998 Nonqualified Stock Option Plan for Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST ON PROPOSAL 1, IN PERSON OR BY PROXY, IS NECESSARY FOR THE ELECTION OF THE NOMINEES NAMED HEREIN TO BE DIRECTORS OF THE COMPANY.

   PROPOSAL 2.  ADOPTION OF 1998 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS

     On February 6, 1998, the Board of Directors approved the adoption of the Company's 1998 Nonqualified Stock Option Plan for Directors ("1998 Director Option Plan"), under which nonqualified options to purchase shares of the Company's Common Stock will be available for grant to eligible directors of the Company. Upon the plan's adoption by the shareholders, four eligible directors will participate in the 1998 Director Option Plan. The 1998 Director Option Plan will allow for the issuance of options to purchase up to 200,000 shares of Common Stock.

     The 1998 Director Option Plan is a formula plan under which options to acquire 10,000 shares of Common Stock are to be granted to each director of the Company who is not an employee and who does not beneficially own more than 2.5% of the Company's outstanding Common Stock ("Eligible Director") upon the date of his or her initial election to the Board after the adoption of the 1998 Director Option Plan and its approval by the Company's stockholders. Additionally, each Eligible Director who serves on the board on the last day of each fiscal year of the Company and who has served in such capacity for at least six (6) months during such calendar year will be entitled to receive annual grants of options to acquire 1,000 shares of Common Stock. If the Company's fiscal year changes, directors will be eligible to receive an annual option to acquire 1,000 shares in the interim fiscal period so long as such interim period is at least six months long.

     The term of options granted under the 1998 Director Option Plan is 10 years. No options granted pursuant to the 1998 Director Option Plan may be exercised until the holder will have served as a director of the Company continuously for at least three months from the date of grant. Shares subject to options granted under the plan which expire, terminate or are canceled without having been exercised in full will become available again for grants.

     An option's exercise price per share will be equal to the closing price of the Common Stock as reported on the trading day prior to the date of grant. Payment for shares of Common Stock to be issued upon exercise of an option may be made in either cash, Common Stock or any combination thereof, at the discretion of the option holder. Options are nontransferable, other than (i) by will, (ii) by laws of descent and distribution, (iii) pursuant to certain domestic relations orders, (iv) to a member of the option holder's immediate family, (v) to a family partnership or trust, or (vi) to a charity.

     In the event the option holder's services as a director are terminated by reason of disability or death, the holder or his or her representative may exercise an option for a period of 12 months following such termination. If the service of the option holder is terminated as a director for "cause," as defined in the 1998 Director Option Plan, an unexercised option will expire. In the event the service of the option holder as a director is terminated for any other reason, the holder may exercise his or her options for a period of three (3) months following termination, to the extent the option has vested, unless extended by the Board of Directors or an appropriate committee in its sole discretion; provided, however, that no option may be exercised more than ten years after the date of grant.

     No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a non-qualified option under the 1998 Director Option Plan so long as the option does not have a readily ascertainable fair market value at the date of the grant. Generally, an option has to be traded on an established market or have a value that can otherwise be determined with reasonable accuracy to have a readily ascertainable fair market value. Upon an optionee's exercise of a non-qualified option not taxed at grant, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such a risk of forfeiture (unless the optionee makes an election under Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

     In the event of the dissolution or sale of substantially all the assets of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding option will terminate, unless there is an express assumption of the option by the surviving corporation. However, as to any option which is to so terminate, each holder will have the right immediately prior to the dissolution, sale, merger or consolidation to exercise his or her option, in whole or in part.

     A copy of the proposed 1998 Director Option Plan is attached hereto as Exhibit A.

     THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THE 1998 DIRECTOR OPTION PLAN AND RECOMMENDS THAT ALL SHAREHOLDERS VOTE IN FAVOR OF ADOPTION OF THE PLAN. A MAJORITY OF THE VOTES CAST FOR SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING OF SHAREHOLDERS AND ENTITLED TO VOTE IS REQUIRED TO ADOPT THE 1998 DIRECTOR OPTION PLAN.

PROPOSAL 3.  INCREASE IN SHARES AVAILABLE FOR GRANT UNDER 1989 STOCK OPTION PLAN

     The Board of Directors has approved, and recommends that its stockholders approve, an amendment to the Company's 1989 Stock Option Plan to increase the number of shares of Common Stock available for grant under the 1989 Stock Option Plan by 600,000 shares. Currently, the Company's 1989 Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options (collectively "Options") and stock appreciation rights ("SARs") with respect to up to 2,025,000 shares of Common Stock.

     Options or SARs under the 1989 Stock Option Plan may be granted to individuals performing services for the Company, including officers, key employees, directors and consultants, as selected by the Board of Directors or the Compensation and Stock Option Committee, except that incentive stock options may only be granted to employees of the Company or its subsidiaries. The exercise price of non-qualified options may not be less than 80% of the fair market value of the Common Stock on the date of grant. The minimum exercise price of incentive stock options is 100% (110% in the case of owners of more than 10% of the Company's Common Stock) of the fair market value of the Common Stock on the date of grant. An SAR entitles the grantee to receive, upon exercise, cash equal to the excess of the fair market value of the shares of Common Stock covered by the SAR at the time of exercise over a base price, which can be no less than 80% of the fair market value of the stock at the time the SAR is granted. The maximum term of any Option is ten years (for incentive stock options, five years in the case of owners of more than 10% of the Company's Common Stock). No SAR shall be exercisable more than 11 years after it is granted. Options and SARs are generally non-transferrable, except upon the holder's death.

     The 1989 Stock Option Plan provides that Options shall become fully vested in the event of a tender offer for the Company's stock or the approval of a merger agreement pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation, or a definitive agreement for the sale or disposition of all or substantially all of the Company's assets, or upon any person or group becoming the holder of 35% or more of the outstanding shares of Common Stock of the Company. Payment for all shares purchased pursuant to the exercise of an Option must be made in cash or, if approved by the Stock Option Committee either at the time of grant or at the time of exercise, by delivery of Stock of the Company at its fair market value on the date of delivery, or a combination of cash and stock. The Company is authorized to guarantee or make loans to the holder of an Option to enable him or her to exercise the Option. Options and SARs to employees terminate within the 12 month period following termination of employment, the exact period depending upon the circumstances of the termination. The 1989 Stock Option Plan expires in December 1999.

     Neither the grant nor the exercise of an incentive stock Option will result in taxable income to the employee. The tax treatment on the sale of Common Stock acquired upon exercise of an incentive stock Option depends on whether the holding period requirement is satisfied. The holding period is met if the disposition by the employee occurs (i) at least two years after the date the Option is granted, and (ii) at least one year after the date the shares were transferred to the employee. In the case of a deceased employee, the incentive stock Option may be exercised by the deceased employee's legal representative to the extent the deceased employee would have been entitled to do so at the time of death. The 1989 Stock Option Plan permits the legal representative of any deceased employee to exercise an option for up to one year following the death of the employee. If the holding period is satisfied, the excess of the amount realized upon sale of the Common Stock over the price paid for these shares will be treated as a long-term capital gain. If the employee disposes of the Common Stock before the holding period is met (a "disqualifying disposition"), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the employee at the time of disposition, and the Company will be entitled to a corresponding deduction. The balance of the gain, if any, will be a capital gain to the employee. Any capital gain realized by the employee will be a long-term capital gain if the employee's holding period for the Common Stock at the time of disposition is more than one year, otherwise it will be short-term.

     Although the exercise of an incentive Stock Option will not result in taxable income to the employee, the excess of the fair market value of the shares on the date of exercise over the exercise price will be included in the employee's "alternative minimum taxable income" under Section 56 of the Internal Revenue Code of 1986, as amended (the "Code"). This inclusion might subject the employee to, or increase his liability for, the alternative minimum tax under
Section 55 of the Code.

     No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a non-qualified Option under the 1989 Stock Option Plan so long as the Option does not have a readily ascertainable fair market value at the date of the grant. Generally, an option has to be traded on an established market or have a value that can otherwise be determined with reasonable accuracy to have a readily ascertainable fair market value. Upon an optionee's exercise of a non-qualified Option not taxed at grant, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the Option and the exercise price of the Option. However, if the stock purchased upon exercise of the Option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such a risk of forfeiture (unless the optionee makes an election under Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the Option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

     At December 31, 1997 a total of 1,336,579 shares of Common Stock were subject to Options granted under the 1989 Stock Option Plan. To date, no SARs have been granted under the 1989 Stock Option Plan. All employees are eligible to participate in the 1989 Stock Option Plan. Information with respect to Options held by certain individuals is shown in the "Aggregated Option/SAR" table located elsewhere in this Proxy Statement. As of December 31, 1997, all current executive officers as a group have received 680,500 Options; and all employees, including all current officers who are not executive officers, and consultants, as a group have received 714,425 Options. The market value of the Common Stock underlying the Options as of December 31, 1997 was $10,992,000. The proposal to amend the 1989 Stock Option Plan to add 600,000 shares will provide the flexibility to award additional options and will enable the Company to continue its policy of granting Options to new management employees as well as providing incentive awards to existing employees. The Company believes that Options are a valuable incentive in attracting and retaining quality individuals. No provision has been made for the granting of any of the 600,000 additional shares under 1989 Stock Option Plan.

     A copy of the proposed amendment to the 1989 Stock Option Plan is attached hereto as Exhibit B.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED INCREASE IN SHARES ELIGIBLE FOR GRANT UNDER THE 1989 STOCK OPTION PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON PROPOSAL 3, IN PERSON OR BY PROXY, IS NECESSARY TO INCREASE THE SHARES ELIGIBLE FOR GRANT UNDER THE 1989 STOCK OPTION PLAN.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company, other than Mr. O'Neil and Dr. Mitchell, whose information is set forth above.

NAME                                        AGE                   POSITIONS
----                                        ---                   ---------
Paul J. Ottaviano.........................  51    Executive Vice President -- Worldwide
                                                    Operations
Mary A. Chaput............................  48    Vice President -- Chief Financial Officer
William L. Shaw...........................  51    President -- Europe/Asia Pacific
Kenneth G. Hebel..........................  56    Vice President and General Manager -- The
                                                    Americas
J. Scott Grainger.........................  49    Vice President -- Information Systems
Michael F. Ankcorn........................  55    Chairman, President and Chief Executive
                                                    Officer, ClinTrials BioResearch Ltd.
Kevin D. Duffy............................  39    Vice President -- Worldwide Clinical
                                                    Business Development

     Paul J. Ottaviano has served the Company as Executive Vice
President -- Worldwide Operations since December 1995 after serving as Executive Vice President -- U.S. Operations since July 1992. From May 1989 until joining the Company in July 1992, he was President and Chief Executive Officer of National Psychopharmacology Laboratories, Inc., a specialty laboratory company. Mr. Ottaviano was Chief Operating Officer of Med Inc. (later ImageAmerica, Inc.), a medical imaging company, from April 1988 through May 1989. From July 1987 until April 1988, Mr. Ottaviano was the Vice President -- Operations and President -- ICL East of International Clinical Laboratories, Inc. From January 1987 until July 1987, Mr. Ottaviano served as a Division President of International Clinical Laboratories, Inc.

     Mary A. Chaput has served as Vice President and Chief Financial Officer of the Company since December 1996. From October 1993 until its merger with PPD, Inc. in September 1996, Ms. Chaput served Pharmaco International, Inc., a division of Applied BioScience International, Inc., in a variety of senior financial assignments with responsibilities ranging from worldwide pre-clinical operations, including toxicology, analytical laboratories and Phase I, to Vice President -- Finance of European operations. From January 1990 to September 1992 Ms. Chaput served as finance manager for General Electric Company in Rockville, MD and Schenectady, NY.

     William L. Shaw, M.D., joined the Company in January 1998 as
President -- Europe Asia/Pacific. Prior to joining the Company, Dr. Shaw served as Managing Director for HRC Ltd., a pre-clinical contract research organization, from 1993 through 1995, as a Director for LCRC Ltd., a Phase I contract research organization, from 1993 through 1996, and as Chief Operating Officer for HLS Ltd., a pre-clinical contract research organization, from 1995 through 1996. From 1996 through 1997 Dr. Shaw served as Chief Executive Officer -- Europe, Asia and Pacific Rim for Pharmaco International Ltd. and as a Director for APBI Holdings Ltd., a life and environmental sciences research and consulting company.

     Kenneth G. Hebel joined the Company in January 1998 as Vice President and General Manager -- The Americas. Prior to joining the Company, Mr. Hebel served in various positions for PPD Pharmaco, since October 1993, including Vice President, Phase I Lab Operations. Mr. Hebel formerly served as President for Applied Bioscience.

     J. Scott Grainger has served as Vice President -- Information Systems of the Company since July 1995. Mr. Grainger served as Director of laboratory information systems for Corning Clinical Labs from July 1990 until joining the Company.

     Michael F. Ankcorn has served as President of ClinTrials BioResearch Ltd. since its acquisition by the Company in August 1996. From 1979 to July 1996 Mr. Ankcorn served as President and Chief Executive Officer of Bio-Research Laboratories Ltd. From 1977 to 1979 he served as Assistant Vice President for the Canada Development Corporation.

     Kevin D. Duffy joined the Company in March 1998 as Vice
President -- Worldwide Clinical Business Development. From January 1995 to March 1998, Mr. Duffy served Imagyn Medical Technologies, a medical device company, in various sales positions including most recently as Vice President of Sales. From November 1981 to November 1994, Mr. Duffy served Johnson & Johnson, a medical products company, with responsibilities ranging from sales, senior sales management, marketing, and new product development.

EXECUTIVE COMPENSATION

     The following table provides information as to annual, long-term or other compensation during fiscal years ended December 31, 1995, 1996 and 1997 for the Company's Chief Executive Officer and the persons who, during 1997, were the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                ANNUAL COMPENSATION          ------------
                                         ---------------------------------    SECURITIES
                                                                 OTHER        UNDERLYING
                                                                 ANNUAL      OPTIONS/SARS      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS    COMPENSATION      (#)(1)      COMPENSATION(2)
---------------------------       ----   --------   -------   ------------   ------------   ---------------
William C. O'Neil, Jr.            1997   $275,000   $     0       $ 0           10,000          $14,213
  Chairman of the Board,          1996    250,000    50,000         0                0           14,291
  President and Chief Executive   1995    230,000    35,000         0           15,000           14,059
  Officer(3)
Paul J. Ottaviano                 1997    240,000         0         0           15,000           12,102
  Executive Vice President --     1996    220,000    30,000         0                0           12,135
  Worldwide Operations            1995    190,000    25,000         0           30,000           11,253
Barry B. Kanarek, M.D., Ph.D.     1997    205,109         0         0           45,000           23,662
  Vice President -- Strategic     1996        N/A       N/A       N/A              N/A              N/A
  Medical Services and            1995        N/A       N/A       N/A              N/A              N/A
  Chief Scientific Officer(4)
Albert J. Siemens, Ph.D.          1997    195,000         0         0           11,750           12,135
  Executive Vice President(5)     1996    190,000    15,000         0                0           12,075
                                  1995    175,000    12,000         0           15,000           11,989
Michael F. Ankcorn                1997    173,232    72,829         0           20,250           79,340
  ClinTrials BioResearch Ltd.     1996     67,494    19,880         0           22,500            9,238
  Chairman, President and Chief   1995        N/A       N/A       N/A              N/A              N/A
  Executive Officer(6)

---------------

(1) Although the Company's existing Stock Option Plan permits the grant of stock appreciation rights, no such rights have been granted to date.
(2) Amounts represent life insurance premium payments, profit sharing contributions at 5% of the U.S. participant's base salary (subject to limitations), supplemental retirement plan contributions for Mr. Ankcorn, 401(k) plan Company matching contributions at 33% of U.S. participant's voluntary deduction, COBRA payments, and car allowances for Dr. Kanarek and Mr. Ankcorn. The amounts represented by each of those forms of compensation for 1997 are as follows:

                                                          PROFIT
                                                         SHARING/         401(K)
                                           INSURANCE   PENSION PLAN      MATCHING      COBRA        CAR
                                            PREMIUM    CONTRIBUTIONS   CONTRIBUTION   PAYMENTS   ALLOWANCE
                                           ---------   -------------   ------------   --------   ---------
    William C. O'Neil, Jr................   $3,578        $ 7,500         $3,135       $    0      $   0
    Paul J. Ottaviano....................    1,467          7,500          3,135            0          0
    Barry B. Kanarek.....................    1,260          3,062          1,617        9,648      8,075
    Albert J. Siemens....................    1,500          7,500          3,135            0          0
    Michael F. Ankcorn...................    1,735         71,675              0            0      5,930

(3) Effective February 1, 1998, Mr. O'Neil resigned as President and Chief Executive Officer. Mr. O'Neil remains Executive Chairman of the Board.
(4) Dr. Kanarek joined the Company effective February 24, 1997 Dr. Kanarek resigned effective April 2, 1998 and received one year's salary as severance in accordance with his employment agreement.
(5) Dr. Siemens resigned from the Company effective January 31, 1998.
(6) ClinTrials BioResearch Ltd. was acquired by the Company on July 31, 1996. Mr. Ankcorn's 1996 compensation information includes compensation from that date forward.

     The tables below provides certain information with respect to grants of stock options to the Named Executive Officers pursuant to the Company's 1989 Stock Option Plan during the year ended December 31, 1997.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                        ------------------------------------------------------------------    POTENTIAL REALIZABLE
                        NUMBER OF                                                               VALUE AT ASSUMED
                        SECURITIES     PERCENT OF                                             ANNUAL RATE OF STOCK
                        UNDERLYING   TOTAL OPTIONS/                   MARKET                 PRICE APPRECIATION FOR
                         OPTIONS/     SARS GRANTED     EXERCISE OR   PRICE ON                  OPTION TERM(2)(3)
                           SARS      TO EMPLOYEES IN   BASE PRICE    DATE OF    EXPIRATION   ----------------------
NAME                    GRANTED(1)     FISCAL YEAR      ($/SHARE)     GRANT        DATE         5%          10%
----                    ----------   ---------------   -----------   --------   ----------   ---------   ----------
William C. O'Neil
  Jr.(4)..............    10,000           1.21%          $7.63       $7.63      4/18/07      $47,954     $121,523
Paul J. Ottaviano.....    15,000           1.82            7.63        7.63      4/18/07       71,930      182,284
Barry B. Kanarek(5)...    45,000(6)        5.45            8.38        7.63      4/18/07      182,039      513,103
Albert J.
  Siemens(7)..........     5,000           0.60            7.63        7.63      4/18/07       23,977       60,761
Albert J.
  Siemens(7)..........     6,750(6)        0.82            8.38        7.63      4/18/07       27,306       76,965
                          ------          -----                                               -------     --------
                          11,750           1.42                                                51,283      137,726
Michael F. Ankcorn....    20,250(6)        2.45            8.38        7.63      4/18/07       81,918      230,896

---------------

(1) All options granted to the Named Executive Officer are exercisable in four equal annual installments beginning one year after the date of grant except for Dr. Kanarek's shares which vest in two equal annual installments beginning one year after the date of grant. The per share exercise price represents the fair market value of the Common Stock on the date of grant except for those grants that represent repriced options for which the exercise price is $8.38 (see Note 6 below).
(2) Potential realizable value is calculated from a base stock price equal to the exercise price of the options granted.
(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.
(4) Mr. O'Neil resigned as President and Chief Executive Officer effective February 1, 1998. Mr. O'Neil remains Executive Chairman of the Board.
(5) Dr. Kanarek resigned from the Company effective April 2, 1998.
(6) Grants represent the Company's repricing of previously granted options. The repricing was effective April 18, 1997.
(7) Dr. Siemens resigned from the Company effective January 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF               VALUE OF UNEXERCISED
                              NUMBER OF                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SECURITIES                       OPTIONS/SARS                      /SARS
                             UNDERLYING      VALUE         AT FISCAL YEAR-END         AT FISCAL YEAR-END($)(1)
                            OPTIONS/SARS    REALIZED   ---------------------------   ---------------------------
NAME                        EXERCISED (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -------------   --------   -----------   -------------   -----------   -------------
William C. O'Neil,
  Jr.(2)..................        0            $0        382,500          17,500      2,821,875        2,500
Paul J. Ottaviano.........        0             0         52,500          30,000         78,576       12,812
Barry B. Kanarek(3).......        0             0         22,500          22,500              0            0
Albert J. Siemens(4)......        0             0         46,501          13,999        176,948        5,859
Michael F. Ankcorn........        0             0          5,063          15,187              0            0

---------------

(1) This amount represents the aggregate of the number of options multiplied by the difference between $7.88, the fair market value of the Common Stock at December 31, 1997, and the exercise price for that option.
(2) Mr. O'Neil resigned as President and Chief Executive Officer effective February 1, 1998. Mr. O'Neil remains Executive Chairman of the Board.
(3) Dr. Kanarek resigned from the Company effective April 2, 1998.
(4) Dr. Siemens resigned from the Company effective January 31, 1998.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Mr. O'Neil, Dr. Shaw, Mr. Ottaviano, Ms. Chaput, Mr. Hebel, Mr. Grainger, Mr. Ankcorn and Dr. Mitchell.

     The employment agreements for Mr. Ottaviano, Ms. Chaput and Mr. Grainger commenced on January 1, 1998 and end on December 31, 1998. The employment agreements for Mr. O'Neil and Dr. Mitchell commenced on February 1, 1998 and end on January 31, 1999. The employment agreement for Dr. Shaw commenced on December 29, 1997 and ends on December 28, 1998. The employment agreement for Mr. Hebel commenced on January 18, 1998 and ends on January 18, 1999. Each of the agreements are automatically renewed for additional and successive one year periods unless the Company provides 90 days notice prior to any anniversary date to the individual employee of its intent not to renew the employment agreement. The annual base salary under the agreement for Dr. Mitchell is $275,000; for Mr. O'Neil, $275,000; for Mr. Ottaviano, $240,000; for Ms. Chaput, $150,000; for Mr. Grainger, $155,000; for Dr. Shaw, approximately $235,000; for Mr. Hebel, $195,000. These agreements provide for periodic increases in the base salaries at the discretion of the Board of Directors. The named individuals are entitled to benefits such as medical insurance, expense reimbursement, vacation and participation in the Company's 401(k) savings plan or supplemental retirement plan. The employment agreements contain a non-competition clause providing that during the term of employment, and for six to twelve months following the date of the expiration or termination of employment, each named individual may not, without the prior express written approval of the Board, directly or indirectly own or hold any proprietary interest in or be employed by or receive compensation from any party engaged in the same or any similar business in the same geographic areas in which the Company does business. As consideration for this non-competition clause, the individual is entitled to a lump sum payment of six to twelve months of the then current base salary after termination by the Company other than for cause. If the Company fails to renew the agreement, the individual is entitled to a lump sum payment of six to twelve months of his or her then current base salary. In the event there is a "change in control" of the Company and the individual is terminated as a result, he or she is entitled to a lump sum payment for his or her then current annual base salary and any Stock Options granted will be fully vested upon such change. If the individual terminates the employment agreement with 90 days written notice to the Company, he or she is entitled to an amount equal to one month's base salary, and remains bound by the non-competition clause.

     The employment agreement for Mr. Ankcorn commenced on July 31, 1996 and ends on July 31, 2001. The agreement is automatically renewed for an additional five year period unless the Company provides six months notice prior to the fifth anniversary date to Mr. Ankcorn of its intent not to renew the employment agreement. The annual base salary under the agreement for Mr. Ankcorn is Canadian $220,000. The agreement provides for periodic increases in the base salary at the discretion of the Board of Directors. Mr. Ankcorn is entitled to the standard benefits offered at ClinTrials BioResearch. The employment agreement contains a non-competition clause providing that during the term of employment, and for thirty-six months following the date of the expiration of termination of employment, he may not carry on or be engaged in any endeavor in competition, in whole or in part, with the Company. As consideration for this non-competition clause or a "change in control" which results in his termination, he is entitled for a period of three years to his then current annual base salary and bonus after termination by the Company other than for cause. If the Company fails to renew the agreement, he is entitled to a lump sum payment of his most recent annual base salary.

                              CERTAIN TRANSACTIONS

     On January 30, 1997, the Company loaned Mary Chaput $100,000 pursuant to a demand note. The note was payable upon demand from the Company at any time after April 7, 1997 and bore interest at a rate of 6% per annum. As of December 31, 1997, the entire amount of the demand note had been paid in full.

     On January 30, 1998, the Company entered into an option agreement (the "Option") with MPI Research, LLC ("MPI") and its shareholders, Jerry R. Mitchell, M.D., Ph.D. and William U. Parfet. Dr. Mitchell is the President and Chief Executive Officer of the Company. Pursuant to the Option, the Company paid $1,500,000 in cash in exchange for an exclusive option to purchase all of the outstanding stock of MPI at its fair market value at any time on or prior to March 31, 2000. The shareholders of MPI have the right to cancel the Option at any time after March 31, 1999, by returning the $1,500,000 cash without interest, provided they give the Company written notice of their intent to cancel the option and the Company does not exercise the Option within twenty business days of receipt of such notice.

     On January 30, 1998, the Company granted four separate warrants to purchase 75,000 shares (300,000 shares in the aggregate) of common stock of the Company to Dr. Jerry R. Mitchell, the Chief Executive Officer of the Company at exercise prices of $7.00, $9.00, $11.00 and $13.00 per share. Each 75,000 share warrant vests ratably over a period of four years. If there is a change in control of the Company (as defined in the warrants) or Dr. Mitchell should die or become disabled, all warrants shall become immediately exercisable. Each warrant expires on January 30, 2004. Each warrant provides that in the event Dr. Mitchell no longer serves on the board of directors of the Company, as an officer of the Company or as a consultant to the Company, other than as a result of his death or disability (in which case all warrants shall remain exercisable until the expiration date), all unexercisable warrants shall remain unexercisable; provided, however, that in the event Dr. Mitchell no longer serves in the capacity of officer, director or consultant other than as a result of the termination by the Company for cause (as defined in the warrants) or the resignation by

Dr. Mitchell other than for "good reason" (as defined in the warrants), then 50% of the warrants not then exercisable shall become exercisable.

     On January 30, 1998, the Company granted four separate warrants to purchase 75,000 shares (300,000 shares in the aggregate) of common stock of the Company to William U. Parfet at exercise prices of $7.00, $9.00, $11.00 and $13.00 per share. Each 75,000 share warrant vests ratably over a period of four years. If there is a change in control of the Company (as defined in the warrants) or Mr. Parfet should die or become disabled, all warrants shall become immediately exercisable. Each warrant expires on January 30, 2004. Each warrant provides that in the event Mr. Parfet no longer serves on the board of directors of the Company, as an officer of the Company or as a consultant to the Company, other than as a result of his death or disability (in which case all warrants shall remain exercisable until the expiration date), all unexercisable warrants shall remain unexercisable; provided, however, that in the event Mr. Parfet no longer serves in the capacity of officer, director or consultant other than as a result of the termination by the Company for cause (as defined in the warrants) or the resignation by Mr. Parfet other than for "good reason" (as defined in the warrants), then 50% of the warrants not then exercisable shall become exercisable.

                         COMPENSATION COMMITTEE REPORT

     Recommendations on compensation for the Company's executive officers are made by the Compensation and Stock Option Committee (the "Committee") to the Company's Board of Directors. Each member of the Committee is a non-employee director. It is the responsibility of the Committee to determine whether in its judgment the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its stockholders.

EXECUTIVE COMPENSATION POLICY

     The Committee believes that the primary objectives of the Company's executive compensation policy should be:

     - to attract and retain talented executives critical to both the short-term and long-term success of the Company by providing compensation that is highly competitive with compensation provided to executives of comparable position at companies in the Clinical Research Organization ("CRO") and related health services industries, while maintaining compensation levels that are consistent with the Company's financial objectives and operating performance; and

     - to reinforce strategic financial and operating performance objectives through the use of appropriate annual incentive programs; and

     - to create mutuality of interest between executive officers and stockholders by providing long-term incentive compensation.

     The Committee believes that the Company's executive compensation policy should be reviewed annually in relation to the Company's financial performance, annual budgeted financial goals and its position in the CRO industry. The compensation of individuals should then be reviewed annually by the Committee in light of its executive compensation policy for that year.

     The Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the Company. Such factors as leadership skills, analytical skills and organizational development are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee.

COMPENSATION OF EXECUTIVE OFFICERS

     The Committee believes that the compensation of executive officers should be comprised of base compensation, annual incentive compensation, and long-term incentive compensation, and has applied this policy to fiscal 1997 compensation for executive officers as described below.

     Base Compensation. The Committee's approach to base compensation for executive officers of the Company is to offer competitive salaries in comparison to local market, CRO industry, pharmaceutical industry and other related health service industry practices. In determining whether an increase in base compensation for the executive officers was appropriate for fiscal 1997, the Committee reviewed salary ranges recommended by management, consulted with the CEO, and took into account each executive's experience in business generally and with the Company specifically and what it viewed to be appropriate levels of base compensation after taking into consideration the contributions of each executive. The average increase in the base salaries for those executive officers which appear on the Summary Compensation Table, other than Mr. O'Neil, was 6.9% in 1997 with specific increases ranging from 2.6% to 9.1%. The Committee believes its executives are compensated in the mid-range of comparable companies. Mr. O'Neil's increase in base salary is described below under "Compensation of Chief Executive Officer."

     Annual Incentive Programs. The Committee believes that incentive compensation for the executive officers of the Company should be primarily linked to operating performance. To achieve this goal, the Committee relies on cash bonuses. Cash bonuses are awarded to executive officers of the Company based primarily upon the actual earnings of the Company during the fiscal year compared to the earnings targets approved by the Board of Directors through the annual financial budget and subsequent financial projections.

     Long-Term Incentive Compensation. The Stock Option Plan is the only plan currently in place as a long-term compensation incentive for the Company's executive officers. There are two types of stock options available for grant: incentive stock options and non-qualified options. Incentive and non-qualified stock options are generally granted with an exercise price at not less than the fair market value of the underlying stock at the date of grant. To date there have been no grants of stock appreciation rights to the executive officers of the Company. Stock options are granted to executive officers by the Board of Directors of the Company based primarily upon the financial performance of the Company as compared to budgeted and projected earnings, as well as actual or potential contributions to the growth of the Company.

     The Company has a 401(k) profit sharing plan in which all U.S. employees, including executive officers, have equal participation eligibility. The Committee annually establishes the Company matching portion of the 401(k) deposits made to employees' 401(k) accounts. The matching percentage is the same for executive officers and all employees. For 1997, the matching amount was 33% of the amount withheld by each participant, not to exceed the maximum contribution allowed under Section 415 of the Internal Revenue Code (the "Code") for a qualified plan. The profit sharing payments made by the Company to the executive officer's 401(k) and profit sharing account are a percentage of the officer's base pay determined annually by the Committee. The percentage is the same for executive officers and all employees and was 5% of base pay for fiscal 1997 (subject to certain limitations). Mr. Ankcorn and Dr. Shaw are the sole participants in separate supplemental retirement plans for which contributions are actuarially determined.

     Section 162(m) of the Code generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executives compensation in excess of $1 million in 1998.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee believes that compensation of the Chief Executive Officer is consistent with the policies concerning executive compensation and appropriately reflects the Company's financial objectives and operating performance. Awards of long-term incentive compensation of the Chief Executive Officer are considered concurrently with awards to other executive officers.

     In reviewing and approving Mr. O'Neil's fiscal 1997 compensation package, the Committee took into account the 64% increase in 1996 net revenues, income from operations of $8.4 million in 1996 versus income from operations of $5.5 million in 1995, and diluted earnings per share of $.40 in 1996 versus $.26 in 1995. Mr. O'Neil's 1997 compensation package was subject to the same specific quantitative performance criteria as other executive officers of the Company. Mr. O'Neil received a $25,000 base compensation increase to $275,000 in 1997 from $250,000 in 1996, which the Committee determined on a subjective basis to be appropriate considering market and competitive compensation levels.

OPTION REPRICING

     On April 18, 1997, the Board of Directors approved a stock option repricing program (the "Program"). The Board decided to implement the Program in order to improve employee morale, increase the incentive of key employees, and to reduce turnover in this key group of people. Except for Mr. O'Neil and Mr. Ottaviano, the Program offered all employees currently holding options with an exercise price of $12.00 or higher the option to receive repriced stock options to replace all such options currently outstanding. The stock options were repriced at the closing price of the Common Stock on April 18, 1997 ($7.63 per share) plus a premium of $0.75. The repricing of options was offered to each option holder on an all or none basis and the option holders were required to accept options to purchase ninety percent (90%) of the number of shares covered by the replaced options. The new repriced options have the same vesting provisions of the replaced options.

     The following table sets forth information concerning options granted to any executive officer of the Company for which the exercise price was adjusted since the Company's incorporation in 1989. The Company has issued no stock appreciation rights.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                LENGTH OF
                                                                                                 ORIGINAL
                                    NUMBER OF                                                     OPTION
                                    SECURITIES    MARKET PRICE                                     TERM
                                    UNDERLYING     OF STOCK AT    EXERCISE PRICE                REMAINING
                                   OPTIONS/SARS      TIME OF        AT TIME OF        NEW       AT DATE OF
                                   REPRICED OR    REPRICING OR     REPRICING OR    EXERCISE    REPRICING OR
NAME                      DATE     AMENDED (#)    AMENDMENT ($)   AMENDMENT ($)    PRICE ($)    AMENDMENT
----                     -------   ------------   -------------   --------------   ---------   ------------
Barry B. Kanarek(1)....  4/18/97      45,000          $7.63           $22.00        $ 8.38      9.7 years
Albert J. Siemens(2)...  4/18/97       6,750           7.63            12.92          8.38      8.7 years
Michael F. Ankcorn.....  4/18/97      20,250           7.63            22.00          8.38      9.3 years

---------------

(1) Dr. Kanarek resigned from the Company effective April 2, 1998.
(2) Dr. Siemens resigned from the Company effective January 31, 1998.

     The above Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of the Company.

                    Edward G. Nelson, Chairman
                    Irwin B. Eskind, M.D.
                    Roscoe R. Robinson, M.D.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon the Company's review of copies of the Section 16(a) forms furnished to the Company for the fiscal year ended December 31, 1997, the Company believes that, during such fiscal year, its executive officers, directors and greater than 10% stockholders complied with applicable Section 16(a) filing requirements, except that Dr. Kanarek was late in filing his Form 5.

                              COMPANY PERFORMANCE

     The following graph compares the total stockholder return of $100 invested on November 24, 1993 (the effective date of the Company's initial public offering) in (a) the Company, (b) the Center for Research in Security Prices ("CRSP") Index for Nasdaq Stock Market (U.S. Companies) ("Nasdaq U.S. Stock Index") and (c) the CRSP Index for Nasdaq Health Services Stocks ("Nasdaq Health Services Index"), assuming the reinvestment of all dividends.

                                                           Nasdaq Stock
        Measurement Period          ClinTrials Research     Market (US        Nasdaq Health
      (Fiscal Year Covered)                Inc.             Companies)       Services Stocks
11/24/93                                         100.0               100.0              100.0
12/31/93                                         136.0               103.2              106.4
12/30/94                                         100.0               100.8              114.2
12/29/95                                         216.0               142.6              145.1
12/31/96                                         364.0               175.4              145.3
12/31/97                                         126.0               215.3              147.9

NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D. The index level for all series was set to $100.0 on 11/24/93.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          The accounting firm of Ernst & Young LLP has been selected by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending December 31, 1998. A representative of that firm will be present at the meeting and will have the opportunity to make a statement if he so desires and to respond to questions.

                             STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received by the Company not later than December 11, 1998 for inclusion in its Proxy Statement and form of proxy relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to Mary A. Chaput, Vice President and Chief Financial Officer, 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215.

                                 MISCELLANEOUS

          It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO MARY A. CHAPUT, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 20 BURTON HILLS BOULEVARD, SUITE 500, NASHVILLE, TENNESSEE 37215.

Date: April 10, 1998.

                                                                       EXHIBIT A

                            CLINTRIALS RESEARCH INC.
                               1998 NONQUALIFIED
                             STOCK OPTION PLAN FOR
                                   DIRECTORS

     1. The Purpose of the Plan. This Plan is intended to provide an opportunity for individuals serving as non-employee directors of the Corporation to acquire shares of the Corporation's Common Stock, providing an equity interest in the Corporation and additional compensation based on appreciation of the value of such stock. The Plan provides for the grant of stock options, which are not incentive stock options as defined in Section 422 of the Code, as an incentive to service or continued service to the Corporation in order to aid the Corporation in obtaining and retaining directors of outstanding ability.

     2. Definitions. For purposes of this Plan, the following terms will be defined as indicated:

          (a) "Board" means the Board of Directors of the Corporation or such committee as it may constitute in accordance with Rule 16b-3.

          (b) "Cause" means habitual drug use or drunkenness, embezzlement of Corporation funds, conduct which is injurious to the Corporation, or conviction of a felony, all as determined in good faith by the Board

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Common Stock" means the common stock of the Corporation, $.01 par value.

          (e) "Corporation" means ClinTrials Research, Inc., a Delaware corporation.

          (f) "ERISA" means the Employee Retirement Income Security Act, as amended from time to time, or any successor statute.

          (g) "Fair Market Value" means the closing price of the Common Stock, as reported by the NASDAQ, the New York Stock Exchange or by any other national securities market on which the Common Stock is traded. In the event the Common Stock is not listed on an exchange or traded in the over-the-counter market, then the Board will determine Fair Market Value, which determination will be made in good faith and will be binding.

          (h) "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

          (i) "Option" means a non-qualified option granted pursuant to the Plan.

          (j) "Option Agreement" means a contract evidencing the terms of an Option.

          (k) "Plan" means the Corporation's 1998 Nonqualified Stock Option Plan for Directors described herein.

          (l) "Rule 16b-3" means Rule 16b-3 as promulgated under the Exchange Act, as the rule may be amended from time to time, or any successor rule or other comparable regulatory requirements.

          (m) "Subsidiary" means any person or entity which is controlled by the Corporation.

     3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 200,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock, any merger, consolidation or reorganization, or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

     4. Eligibility. Subject to the other terms of this Plan, Options may be granted to directors of the Corporation who are not also employees of the Corporation, whether or not they receive other remuneration from the Corporation or its subsidiaries as directors, consultants or in any other capacity.

     5. Terms and Conditions of Options. All Options will be granted as provided below and will be subject to the following terms and conditions:

          (a) Grant of Options. An Option to acquire 10,000 shares will be granted to each director of the Corporation who is not an employee and who does not beneficially own more than 2.5% of the Corporation's outstanding common stock ("Eligible Director") upon the date of his or her initial election to the Board after the adoption of the Plan and its approval by the Corporation's shareholders. Additionally, each Eligible Director serving on the Board on the last day of the Corporation's fiscal year who has served on the Board for at least six (6) months during such fiscal year will be granted an Option to acquire 1,000 shares on the last day of such fiscal year. All options shall be vested on the date of grant.

          If the Corporation's fiscal year is changed, individuals will be eligible to receive an annual Option to acquire 1,000 shares for the Corporation's interim fiscal period, so long as such interim period is at least six (6) months long and the individual satisfies the service requirements set forth immediately above.

          (b) Option Price. The Option price per share will be equal to the Fair Market Value of the Common Stock on the trading day next preceding the date the Option is granted.

          (c) Option Term. No Option will be exercisable after the expiration of ten (10) years from the date the Option is granted.

          (d) Payment and Withholding. Payment for all shares purchased pursuant to exercise of an Option will be made (i) in cash, (ii) by delivery of unrestricted shares of Common Stock at Fair Market Value on the date of exercise, or (iii) a combination of (i) and (ii). The payment will be made at the time the Option or any part thereof is exercised, and no shares will be issued until full payment therefor has been made. Payment in currency or by check, bank draft, cashier's check, postal money order or wire transfer will be considered payment in cash. In addition to the Option price, the Corporation will have the right, if applicable, to require the holder of an Option to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for shares issuable upon exercise of the Option by remitting to the Corporation an amount in cash sufficient to satisfy same or by authorizing the Corporation to withhold from the number of shares delivered that number of shares whose Fair Market Value equals (as closely as possible in whole shares) the amount of such tax.

          (e) Conditions to Exercise of an Option. No Option may be exercised to any extent until the holder will have served as a director of the Corporation continuously for at least three (3) months from the date of grant. Except as provided in subparagraph (f) below, an Option may not be exercised by the holder unless he is then, and continuously after the grant of the Option has been, a director of the Corporation. No Option may be exercised by a holder with respect to fractional shares.

          (f) Transferability of Options. An Option will be transferable or assignable only (i) by will, (ii) by the laws of descent and distribution,
     (iii) pursuant to a qualified domestic relations order as defined by the Code, Title I of ERISA or the rules thereunder, (iv) to a member of the Option holder's immediate family, (v) to a family partnership or trust, or
     (vi) to a charity.

          (g) Termination of Service as Director or Death. In the event that a holder ceases to serve as a director of the Corporation for any reason other than his death, disability or termination for Cause, such holder will have the right to exercise an Option at any time within three (3) months after his termination of service to the extent his right to exercise the Option has vested and has not previously been exercised at the date of termination. In the event of termination of service of the holder by reason of disability, the holder may exercise his Option at any time within twelve
     (12) months after the date of such termination. If the holder of an Option dies while he is serving as a director of the Corporation, his Option may be exercised (to the extent that the holder would have been entitled to do so at the date of his death) by a legatee or legatees of the holder under his last will, or by his personal representatives or distributee, at any time within twelve (12) months following his death. In the event of termination of service of the holder for Cause, any and all Options of the holder shall automatically expire upon such termination. In all of the cases cited above, the exercise period of one or more Options may be extended by a vote of a majority of the Directors whose Options are not being extended; provided, however, that notwithstanding anything in this subparagraph (g), no Option may be exercised more than ten (10) years after the date on which such Option was granted. For purposes of this subparagraph (g), service as a director will not be deemed terminated so long as the holder is a director of the Corporation or another entity which has assumed this Option in a transaction to which Section 424(a) of the Code is applicable.

          (h) Changes in Capitalization; Merger; Liquidation. The number of shares of Common Stock covered by each outstanding Option will be proportionately adjusted, to the nearest whole share (i) for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation, or (ii) for any spin-off or spin-out of assets to the Corporation's stockholders or any other significant distribution of assets by the Corporation to its stockholders without receipt of consideration by the Corporation. Any such adjustment to an outstanding Option will be made without changing the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option. If the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option will pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in such merger or consolidation. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation will cause each outstanding Option to terminate, except for Options as to which another entity assumes or substitutes another option in a transaction to which Section 424(a) of the Code is applicable; provided, however, that as to any Options which are to so terminate, each holder will have the right immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his Option in whole or in part, including with respect to shares as to which the right to exercise had not yet vested and without regard to any provisions deferring exercise contained herein. Except as expressly provided in this subparagraph (h), the holder of an Option will have no rights by reason of any subdivision or combination of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any spin-off, spin-out or comparable distribution of assets to the Corporation's stockholders, or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's stockholders of assets or securities of another entity; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to the Option. The existence of the Plan and the Options granted pursuant to the Plan will not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of the Corporation's business or assets, or any other corporate act or proceeding.

          (i) Each Option will be subject to the requirement that if at any time the Board determines that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Option or the issue or purchase of Common Stock thereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Board. The holder of the Option will supply the Corporation with such certificates, representations, opinions of counsel and information as the Corporation may request, including, without limitation, an investment letter certifying that all shares being purchased under an Option are being acquired for investment and not for the purpose of resale or distribution, and will otherwise cooperate with the Corporation in obtaining such listing, registration, qualification, consent or approval.

          (j) Notwithstanding any other plan provision, no Option granted pursuant to the Plan will terminate when a director is on military, maternity, sick leave or other bona fide leave of absence so long as his service as a director is continuing pursuant to statute or contract.

     6. Rule 16b-3 Compliance. In taking any action or interpretation under the Plan with respect to a person who files reports under Section 16 of the Exchange Act, the Corporation will use its best efforts to ensure that such action or interpretation is taken in compliance with Rule 16b-3.

     7. No Rights as Stockholder. A holder of an Option will have no rights as a stockholder with respect to any Common Stock covered by his Option until the date of issuance of a stock certificate to him by the Corporation following exercise, in whole or in part, of the Option.

     8. Indemnification of Board Members. In addition to other rights of indemnification as they may have as members of the Board, each member of the Board will be indemnified by the Corporation against all costs and expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by him in settlement thereof (provided the settlement is approved by legal counsel selected by the Corporation) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of a breach of the duty of loyalty or acts or omissions either not in good faith or which involve intentional misconduct or a knowing violation of law. Upon the institution of any such action, suit or proceeding, each Board member affected will notify the Corporation in writing of the same, giving the Corporation an opportunity, at its own expense, to defend the same before the member undertakes to defend it on his own behalf.

                                                                       EXHIBIT B

                  PROPOSED AMENDMENT TO 1989 STOCK OPTION PLAN
                               AMENDMENT NO. 6 TO
                           1989 STOCK OPTION PLAN OF
                            CLINTRIALS RESEARCH INC.

     The Board of Directors of ClinTrials Research Inc. (the "Corporation") has approved and hereby submits to the stockholders for their approval, the following Amendment No. 6 to the 1989 Stock Option Plan (the "Plan").

     The Plan is hereby amended by deleting paragraph 2 thereof in its entirety and replacing it with the following:

          2. Stock Subject to the Plan. The maximum number of shares of common stock, $0.01 par value of the Corporation (the "Stock") which may be issued under Incentive Stock Options and Non-Qualified Stock Options granted under the Plan (the "Options") and made subject to Stock Appreciation Rights shall be a total of 2,625,000 shares of Stock, which may be either authorized and unissued Stock or Stock held in the treasury of the Corporation, as shall be determined by the Board of Directors of the Corporation. If an Option or Stock Appreciation Right expires or terminates for any reason without being exercised in full, the unpurchased shares subject to such Option or shares as to which such Stock Appreciation Right is not exercised shall again be available for purposes of the Plan. The number of shares which may be issued under Options and made subject to Stock Appreciation Rights shall not exceed 2,625,000 in the aggregate

                                                                      APPENDIX A


PROXY                       CLINTRIALS RESEARCH INC.                       PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 11, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Mary A. Chaput and William C. O'Neil, Jr., or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of ClinTrials Research Inc., to be held on Monday, May 11, 1998, at 9:00 a.m. Central Daylight Time, at SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1)  ELECTION OF DIRECTORS:

     [ ]   FOR all nominees listed below             [ ]   WITHHOLD AUTHORITY to vote
           (except as marked to the contrary below)        for all nominees listed
                                                           below

     (INSTRUCTION: To withhold authority to vote for any individual nominee check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list below.)

  William C. O'Neil, Jr., Jerry R. Mitchell, M.D., Ph.D., Thomas G. Cigarran,
                             Irwin B. Eskind, M.D.,
Richard J. Eskind, Edward G. Nelson, Roscoe R. Robinson, M.D., William U. Parfet

(2) TO APPROVE THE ADOPTION OF THE COMPANY'S 1998 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS.
            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

(3) TO APPROVE AN AMENDMENT TO INCREASE THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S 1989 STOCK OPTION PLAN BY 600,000 SHARES.
            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

(4) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
 [ ]  FOR DISCRETION            [ ]  AGAINST DISCRETION            [ ]  ABSTAIN

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE 1998 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS, FOR THE AMENDMENT TO THE COMPANY'S 1989 STOCK OPTION PLAN, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                  Dated:                  , 1998
                                                        ------------------

                                                  ------------------------------

                                                  Dated:                  , 1998
                                                        ------------------

                                                  ------------------------------
                                                  Signature(s) of shareholder(s)
                                                  should correspond exactly with
                                                  the name(s) printed hereon.
                                                  Joint owners should each sign
                                                  personally. Executors,
                                                  administrators, trustees,
                                                  etc., should give full title
                                                  and authority.